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                 [Letterhead of Andrews & Kurth L.L.P.]

                                       January 10, 1997

National Propane Partners, L.P.
Suite 1700, IES Tower
200 1st Street, S.E.
Cedar Rapids, Iowa 52401-2067

                                   Tax Opinion

Gentlemen:

        We have acted as special counsel to National Propane Partners, L.P, a Delaware limited partnership (the "Partnership"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 400,000 common units representing limited partner interests ("Common Units") in the Partnership which may be sold by a selling unitholder pursuant to the Partnership's registration statement on Form S-1 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). The Common Units will be sold or delivered by the selling unitholder, or transferees affiliated with it, from time to time in amounts, at prices and on terms to be determined as described in supplements ("Prospectus Supplements") to the prospectus (the "Prospectus") contained in the Registration Statement.

        All statements of legal conclusions contained in the discussion under the caption "Tax Considerations" in the Prospectus, unless otherwise noted, represent our opinion with respect to the matters set forth therein.

        In addition, based on the foregoing, we are of the opinion that the federal income tax discussion in the Prospectus with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partners, included in such discussion, as to which we express no opinion).

        This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.




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National Propane Partners, L.P.
January 10, 1997

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        We  hereby  consent  to the  references  to our firm  and  this  opinion contained in the Prospectus included in the Registration Statement.

                                                   Very truly yours,

                                                   Andrews & Kurth L.L.P.
                                                   425 Lexington Ave.
                                                   New York, NY 10017


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